REVISED AS OF    JULY 23    , 1999

                             BYLAWS

                               OF

                   GEORGIA-PACIFIC CORPORATION



                            ARTICLE I


                     SHAREHOLDERS' MEETINGS

     SECTION  1.   Annual  Meeting.  The annual  meeting  of  the
shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date and at such time as the Board of Directors may by resolution provide, or, if the Board of Directors fails to provide, then such meeting shall be held at the principal executive office of the Corporation at 11:00 A.M. on the first Tuesday in the month of May in each year, or, if such date is a legal holiday, on the next following business day. If an annual meeting of shareholders is not held as provided in this Section 1 of this Article I, any business, including the election of directors, that might properly have been acted upon at such annual meeting may be acted upon at a special meeting in lieu of the annual meeting held pursuant to these Bylaws or held pursuant to a court order.

     SECTION 2. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman, any Vice Chairman, the President, the Chief Executive Officer or the Board of Directors. In addition, special meetings of shareholders shall be called by the Corporation as set forth in the Corporation's Articles of Incorporation or upon written demand of the holders of at least seventy-five percent (75%) of the voting power of the outstanding capital stock of the Corporation entitled to vote on any issue proposed to be considered at the proposed special meeting, voting as a separate voting group, or upon the written demand of shareholders as provided in Section 1
(C) of Article II hereof, any such written demand to be made in accordance with the requirements of applicable law. Each special meeting shall be held at such place, either within or without the State of Georgia, as the Board of Directors may by resolution provide, or, if the Board of Directors fails to provide, then such meeting shall be held at the principal executive office of the Corporation, on such date and at such time as shall be fixed by the party calling the meeting.

     SECTION 3. Notice of Meeting. Except as may otherwise be required or prohibited by law, written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting of shareholders, the purpose or purposes for which the meeting is called, shall be delivered in the case of an annual or special meeting of shareholders, not less than ten (10) nor more than sixty (60) days before the date of the meeting either personally or by mail, by the Corporation by or at the direction of the Chairman, any Vice Chairman, the President, the Chief Executive Officer, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or its address as it appears on the stock transfer books of the Corporation, with first class postage thereon prepaid, or, if the Corporation has more than 500 shareholders of record entitled to vote at the meeting and the notice is mailed not less than thirty (30) days before the date of the meeting, with postage thereon prepaid for any other class of United States mail.

     SECTION 4.  Waivers.  Notwithstanding anything herein to the contrary, notice of a meeting of shareholders need not  be  given
to   any  shareholder  who  waives  notice  of  such  meeting  in accordance with the Georgia Business Corporation Code.

     SECTION 5. Voting Group. Voting group means all shares of one or more classes or series that are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled to vote generally on the matter are for that purpose a separate voting group.

     SECTION 6. Quorum. With respect to shares entitled to vote as a separate voting group on a matter at a meeting of shareholders, the presence, in person or by proxy, of a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter unless the Articles of Incorporation, any designation of a class or series of capital stock of the Corporation, or the Georgia Business Corporation Code provides otherwise. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or to transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting.

     SECTION 7. Vote Required for Action. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, provisions of these Bylaws validly adopted by the shareholders, or the Georgia Business Corporation Code requires a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. If the Articles of Incorporation or the Georgia Business Corporation Code provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

     SECTION 8. Voting of Shares. Unless the Articles of Incorporation, any designation of a class or series of capital stock of the Corporation, or the Georgia Business Corporation Code provides otherwise, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if the ballot be cast by proxy, it shall also state the name of the proxy.

     SECTION 9. Proxies. A shareholder entitled to vote may vote in person or by proxy pursuant to an appointment of proxy executed in writing by the shareholder or by his or its attorney in fact. An appointment of proxy shall be valid for only one meeting to be specified therein, and any adjournments of such meeting, but shall not be valid for more than eleven (11) months unless expressly provided therein. Appointments of proxy shall be dated and filed with the records of the meeting to which they relate. If the validity of any appointment of proxy is questioned, it must be submitted to the secretary of the meeting of shareholders for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee shall determine the validity or invalidity of any appointment of proxy submitted, and reference by the secretary in the minutes of the meeting to the regularity of an appointment of proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at the meeting and for all other purposes.

     SECTION 11. Presiding Officer. The Chief Executive Officer shall serve as the chairman of every meeting of shareholders unless another person is elected by shareholders to serve as chairman at the meeting. The chairman shall appoint any persons he deems necessary to assist with the meeting.

     SECTION 12. Adjournments. Whether or not a quorum is present to organize a meeting, any meeting of shareholders (including an adjourned meeting) may be adjourned by the holders of a majority of the voting power represented at the meeting to reconvene at a specific time and place, but no later than 120 days after the date fixed for the original meeting unless the requirements of the Georgia Business Corporation Code concerning the selection of a new record date have been met. At any reconvened meeting within that time period, any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned and before adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to persons who are shareholders as of the new record date.

     SECTION 13. Fixing of Record Date with Regard to Shareholder Action. For the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix a future date as the record date, which date shall be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring a determination of shareholders, is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Georgia Business Corporation Code.

     SECTION 14. Shareholder Proposals. No proposal for a shareholder vote (other than director nominations, to which Section 1(D) of Article II applies) (a "Shareholder Proposal") shall be submitted by a shareholder, either pursuant to Securities and Exchange Commission Rule 14a-8, 14a-4 or otherwise, to the Corporation's shareholders unless the shareholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all natural persons, corporations, partnerships, trusts or any other type of legal entity or recognized ownership vehicle (collectively, a "Person") acting in concert with the Proponent; (ii) the name and address of the Proponent and the Persons identified in clause
(i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Shareholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the Corporation to consider the Shareholder Proposal. Shareholder Proposals shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation within the time period specified in Securities and Exchange Commission Rule 14a-8(e)(2), or any successor rule. The presiding officer at any shareholders' meeting may determine that any Shareholder Proposal was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Shareholder Proposal shall be disregarded.

                           ARTICLE II

                            DIRECTORS


     SECTION 1.  Number, Election and Term of Office.

     (A) Number of Directors. The business and affairs of the Corporation shall be managed and controlled by or under the authority of its Board of Directors. In addition to the powers and authority expressly conferred upon it by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all such lawful acts and things as are not by law, by the Articles of Incorporation or by these Bylaws directed or required
to  be  exercised  or done by the shareholders.   The  number  of
directors  shall be    twelve     (   12    ), but the
number may be increased or diminished by amendment of these Bylaws either by the Board of Directors or by the affirmative vote of at least seventy-five percent (75%) of the voting power of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting as a separate voting group. The directors shall be divided into three (3) classes, each composed, as nearly as possible, of
one-third of the total number of  directors.   In the event that
the number of directors  shall not  be  evenly  divisible by three
(3), the Board of Directors shall determine in which class or classes the remaining director or directors, as the case may be, shall be included. The term of office of each director shall be three (3) years; provided, that, of those directors initially elected in classes, the term of office of directors of the first class shall expire at the first annual meeting of the shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at  the third  annual  meeting
after their  election.   At  each  annual meeting  of  shareholders
subsequent to the initial election of directors in classes, directors shall be elected for a full term of three (3) years to
succeed those whose terms expire.  When the number   of   directors
is  increased  and  any  newly   created directorships are filled
by the Board of Directors, there shall be no classification of the additional directors until the next election of directors by the shareholders.

     (B) Special Voting Rights. Anything in this Section 1 of this Article II to the contrary notwithstanding, if and whenever any class or series of capital stock of the Corporation shall have the exclusive right, voting as a separate voting group, to elect one or more directors of the Corporation, the term of office of all directors in office when such voting rights shall vest in such class or series (other than directors who were elected by vote of another class or series of capital stock) shall terminate upon the election of any new directors at any meeting of shareholders called for the purpose of electing directors; and, while such voting rights are vested in any class or series of capital stock, the directors shall not be divided into classes, and the term of office of each director elected shall extend only until the next succeeding annual meeting of shareholders.

     (C) Election of Directors Following Termination of Special Voting Rights. Upon the termination of the exclusive right of one or more classes or series of capital stock, voting as a separate voting group, to vote for directors, the term of office of all such directors then in office shall terminate upon the election of any new directors at a meeting of the shareholders then entitled to vote for directors, which meeting may be held at any time after the termination of such exclusive right and which meeting, if not previously called, shall be called by the Secretary of the Corporation upon written request of the holders of record of ten percent (10%) of the aggregate voting power of the outstanding capital stock of the Corporation then entitled to vote generally in the election of directors. At such election and thereafter, unless and until a class or series of capital stock shall again have the exclusive right, voting as a separate voting group, to vote for directors, the directors shall again be divided into three (3) classes, as hereinabove provided, the term of office of each to be three (3) years; provided, that the terms of office of those initially elected in classes shall be as hereinabove provided.

     (D)  Nominations for Election of Directors.

     (i) Subject to the rights of holders of any class or series of capital stock of the Corporation then outstanding, nominations for the election of directors may be made by the affirmative vote of a majority of the entire Board of Directors or by any shareholder of record entitled to vote generally in the election of directors. However, any shareholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 60 days nor more than 75 days prior to the meeting; provided, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs.

     (ii) Each notice to the Secretary under subsection (D)(i) above shall set forth: (a) the name and address of record of the shareholder who intends to make the nomination; (b) a representation that the shareholder is a holder of record of shares of the Corporation's capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the class and number of shares of common stock held of record, owned beneficially, and represented by proxy, by the shareholder, and each proposed nominee, as of the date of the notice; (d) the name, age, business and residence addresses, and principal occupation or employment of each proposed nominee; (e) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (f) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and
(g) the written consent of each proposed nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

     (iii) The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     SECTION 2. Term. Subject to the provisions of the Articles of Incorporation and of Section 1 of this Article II, each director shall hold office until the election and qualification of his successor or until his death or until he shall resign or be removed from office as hereinafter provided.

     SECTION 3. Resignations. Any director of the Corporation may resign at any time by giving written notice thereof to the Board of Directors, the Chairman or the Corporation. Such resignation shall take effect at the time the notice is delivered unless the notice specifies a later effective date; and, unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4. Removal of Directors. At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of seventy-five percent (75%) of the voting power of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting as a separate voting group. Whenever the holders of the shares of any class or series of capital stock are entitled to elect one or more directors by the provisions of the Articles of Incorporation, the provisions of this Section 4 of this Article II shall apply, in respect of the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Removal action may be taken at any shareholders' meeting with respect to which notice of such purpose has been given.

     SECTION 5.  Vacancies.

     (A) Director Elected by All Shareholders. Except as provided in Subsection 5(B) below, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the sole remaining director, as the case may be, or, if the vacancy is not so filled, or if no director remains, by the holders of the shares of capital stock who are entitled to vote for the director with respect to which the vacancy is being filled.

     (B) Director Elected by Particular Class or Series. If a vacancy occurs with respect to a director elected by a particular class or series of shares voting as a separate voting group, the vacancy may be filled by the remaining director or directors elected by that class or series, or, if the vacancy is not filled by such remaining director or directors, or if no such director remains, by the holders of that class or series of shares.

     (C) Term of New Director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors, but only for a term of office continuing until the next election of directors by the shareholders and the election and qualification of his successor.

     SECTION  6.   Place of Meeting.  Meetings of  the  Board  of
Directors or of any committee thereof may be held either within or without the State of Georgia.

     SECTION 7. Regular Meetings. The Board of Directors may, by resolution adopted by vote of a majority of the whole Board, from time to time, appoint the time and place for holding regular meetings of the Board, if deemed advisable by the Board; and such regular meetings shall, thereupon, be held at the time and place so appointed, without the giving of any notice with regard thereto. In case the day appointed for the regular meeting shall fall on a legal holiday, such meeting shall be held on the next following business day, at the regular appointed hour.

     SECTION 8. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman, by any Vice Chairman, by the President, by the Chief Executive Officer, by the Chief Operating Officer, or by any two directors. Notice of any such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, not later than three (3) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, telex, facsimile or cablegram, or be delivered personally, or by telephone, not later than the day before the day on which the meeting is to be held. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting (in addition to any other form of waiver, such waiver may be evidenced by a telegram, telex, facsimile or cablegram from a director). Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting (or promptly upon his arrival), any such objection or objections to the transaction of business and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Except as is otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting of the Board of Directors.

     SECTION 9. Quorum and Manner of Acting. Except as herein otherwise provided, two-fifths of the whole Board of Directors at a meeting duly assembled shall constitute a quorum for the transaction of business, except that, if the Chairman or the President is not present at any such meeting, a majority of the whole Board of Directors shall be necessary to constitute a quorum; and, except as otherwise required by statute or by the Bylaws, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time, until a quorum is present. No notice of any adjourned meeting need be given.

     SECTION 10. Participation by Conference Telephone. Any or all directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     SECTION 11. Action by Directors Without a Meeting. Unless the Articles of Incorporation or these Bylaws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors or any action that may be taken at a meeting of a committee of the Board of Directors may be taken without a meeting if the action is taken by all the members of the Board of Directors (or of the committee as the case may be). The action must be evidenced by one or more written consents describing the action taken, signed by each director (or each director serving on the committee, as the case may be), and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

     SECTION 12. Directors' Fees. In consideration of a director serving in such capacity, each director of the Corporation, other than directors who are officers of the Corporation or any of its subsidiary companies, shall be entitled to receive such compensation as the Board of Directors, by vote of a majority of the whole Board, may from time to time determine. The Board of Directors shall also have the authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for attendance at any meeting of the Board or any committee thereof. A director may also serve the Corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity.

                           ARTICLE III

                       EXECUTIVE COMMITTEE

     SECTION 1. Constitution and Powers. The Board of Directors may, by resolution adopted by vote of a majority of the whole Board, designate from among its members an Executive Committee, to consist of the Chairman, the Chief Executive Officer (provided he is also a director), and one or more other directors, which Executive Committee shall have and may exercise all the powers of the Board of Directors in the management of the business, affairs and property of the Corporation and the exercise of its corporate powers, including the power to authorize the seal of the Corporation to be affixed to all papers which may require it. So far as practicable, members of the Executive Committee shall be designated at the organization meeting of the Board, in each year, and, unless sooner discharged by vote of a majority of the whole Board of Directors, shall hold office until the organization meeting of the Board in the next subsequent year and until their respective successors are appointed. The Board shall designate one member of the Committee as Chairman of the Executive Committee, but such designee shall not be considered to be an officer of the Corporation by reason of such designation. Anything herein to the contrary notwithstanding, the Executive
Committee  shall  not  exercise the authority  of  the  Board  of
Directors in reference to: (1) approving or proposing to shareholders any action required by applicable law to be approved by the shareholders of the Corporation; (2) the filling of vacancies on the Board of Directors or any of its committees; (3) amending the Articles of Incorporation of the Corporation; (4) the adoption, amendment or repeal of any Bylaws of the Corporation; or (5) the approval of a plan of merger or consolidation, the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Corporation, or a voluntary dissolution of the Corporation or a revocation thereof.

     SECTION 2. Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed, from time to time, by resolution adopted by vote of a majority of the
Committee and communicated to all the members thereof. Special meetings of the Executive Committee may be called by the Chairman of the Committee at any time. Notice of each special meeting of the Committee shall be sent to each member of the Committee by mail to his residence or usual place of business not later than three (3) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, telex, facsimile or cablegram, or be delivered personally, or by telephone, to each member of the Committee not later than the day before the day on which the meeting is to be held. Notice of any such meeting need not be given to any member who signs a waiver of notice either before or after the meeting (in addition to any other form of waiver, such waiver may be evidenced by a telegram, telex, facsimile or cablegram from a member). Attendance of a member at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a member states, at the beginning of the meeting (or promptly upon his arrival), any such objection or objections to the transaction of business. Neither the business to be transacted at, nor the purpose of, any meeting of the Committee need be specified in the notice or waiver of notice of such meeting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such.
     SECTION 3. Records. The Executive Committee shall keep a record of its acts and proceedings and shall report the same promptly to the Board of Directors. Such acts and proceedings shall be subject to review by the Board of Directors, but no rights of third parties shall be affected by such review. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, shall act as secretary to the Executive Committee; or the Committee may, in its discretion, appoint its own secretary.

     SECTION   4.   Vacancies.   Any  vacancy  in  the  Executive
Committee  shall  be filled by vote of a majority  of  the  whole
Board of Directors.

                           ARTICLE IV

                        OTHER COMMITTEES

     The Board of Directors, by resolution adopted by a majority of the whole Board, may designate from among its members other committees in addition to the Executive Committee, each consisting of two (2) or more directors and each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, provided that no such committee shall have the authority of the Board of Directors in reference to: (1) approving or proposing to shareholders any action required by applicable law to be approved by the shareholders of the Corporation; (2) the filling of vacancies on the Board of Directors or any of its committees; (3) amending the Articles of Incorporation of the Corporation; (4) the adoption, amendment or repeal of any Bylaws of the Corporation; or (5) the approval of a plan of merger or consolidation, the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation, or a voluntary dissolution of the Corporation or a revocation thereof. The provisions of Section 2 of Article III as to the Executive Committee and its deliberations shall be applicable to any such other committee of the Board of Directors.

                            ARTICLE V

             OFFICERS AND AGENTS; POWERS AND DUTIES

     SECTION 1. Officers. The Board of Directors shall elect a Chairman (who shall be a director), a President, a Secretary and a Treasurer. The Board of Directors may also elect one or more Vice Chairmen, one or more Vice Presidents (one or more of whom may be designated an Executive Vice President and one or more of whom may be designated a Senior Vice President and one or more of whom may be designated a Group Vice President), a Controller and such other officers and agents of the Corporation as from time to time may appear to be necessary or advisable in the conduct of the affairs of the Corporation. The Board shall designate from among such elected officers a Chief Executive Officer and may designate from among such elected officers a Chief Operating Officer. Any two or more offices may be held by the same person, except that the office of President and the office of Secretary shall be held by separate persons. In addition to the authority of the Board of Directors set forth in this Section 1, the Chief Executive Officer shall have the authority to appoint one or more Vice Presidents, none of whom may be designated an Executive Vice President, Senior Vice President or Group Vice President (a "CEO Appointed Office"). Individuals appointed to CEO Appointed Offices by the Chief Executive Officer shall be officers of the Corporation as fully as if elected by the Board of Directors.

     SECTION 2. Term of Office. So far as practicable, all officers shall be elected at the organization meeting of the Board of Directors in each year, and, subject to the provisions of Section 3 of this Article V, each officer shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until his successor has been elected and has qualified, or until his earlier resignation, removal from office, or death.

     SECTION 3. Removal of Officers. Any officer may be removed at any time, either with or without cause, by the Board of Directors at any meeting. Any officer holding a CEO Appointed Office, whether elected to such office by the Board or appointed by the Chief Executive Officer, may be removed at any time, either with or without cause, by the Chief Executive Officer, except for such individuals holding CEO Appointed Offices who also hold any of the titles of Controller, Treasurer or Secretary.

     SECTION 4. Vacancies. If any vacancy occurs in any office, the Board of Directors may elect a successor to fill such vacancy for the remainder of the term. If a vacancy occurs in any CEO Appointed Office, the Chief Executive Officer may appoint a successor to fill such vacancy for the remainder of the term.

     SECTION 5. Chief Executive Officer. The Chief Executive Officer shall, under the direction of the Board of Directors, have general direction of the Corporation's business, policies and affairs. He shall preside, when present, at all meetings of the shareholders and, in the absence of the Chairman of the Executive Committee, at all meetings of the Executive Committee. He, the Vice Chairmen, the President and the Chief Operating Officer shall each have general power to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal; to sign stock certificates; and to remove or suspend such employees or agents as shall not have been appointed by the Board of Directors. In the absence or disability of the Chief Executive Officer, his duties shall be performed and his powers may be exercised by the Chief Operating Officer or by such other officer as shall be designated by the Board of Directors.

     SECTION 6. Chief Operating Officer. The Chief Operating Officer shall, under the direction of the Chief Executive Officer, have direct superintendence of the Corporation's business, policies, properties and affairs. He shall have such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the Chief Operating Officer shall perform his duties and may exercise his powers.

     SECTION 7. Chairman. The Chairman shall preside, when present, at all meetings of the Board of Directors and shall have such other powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors or the Chief Executive Officer (if the Chairman is not the Chief Executive Officer).

     SECTION 8. Vice Chairmen. Each of the several Vice Chairmen shall have such powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors or the Chief Executive Officer (if such Vice Chairman is not the Chief Executive Officer).

     SECTION 9. President. The President shall have such powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors or the Chief Executive Officer
(if the President is not the Chief Executive Officer).

     SECTION 10. Vice Presidents. The several Vice Presidents shall have such powers and duties as shall be assigned to or required of them, from time to time, by the Board of Directors, the Chief Executive Officer or the Chief Operating Officer.

     SECTION 11. Secretary. The Secretary shall attend to the giving of notice of all meetings of shareholders and of the Board of Directors and shall keep and attest true records of all proceedings thereat. He shall have the responsibility of authenticating records of the Corporation. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation, except those which are hereinafter directed to be in the charge of the Treasurer or the Controller. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, an Assistant Secretary or Secretary pro tempore shall perform his duties.

     SECTION 12. Treasurer. The Treasurer shall have the care and custody of all moneys, funds and securities of the Corporation and shall deposit or cause to be deposited all funds of the Corporation in and with such depositories as shall, from time to time, be designated by the Board of Directors or by such officers of the Corporation as may be authorized by the Board of Directors to make such designation. He shall have power to sign stock certificates; to endorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange or other commercial paper payable to the Corporation; and to give proper receipts or discharges therefor.

     SECTION 13. Controller. The Controller shall keep complete and accurate books of account relating to the business of the Corporation, including records of all assets, liabilities, commitments, receipts, disbursements and other financial transactions of the Corporation, and its divisions and subsidiaries. He shall render a statement of the Corporation's financial condition whenever required to do so by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer or the Executive Vice President - Finance.

     SECTION 14. Attorneys. The Board of Directors may, from time to time, appoint one or more attorneys-in-fact to act for and in representation of the Corporation, either generally or specially, judicially or extra-judicially, and may delegate to any such attorney or attorneys-in-fact all or any powers which, in the judgment of the Board of Directors, may be necessary, advisable, convenient or suitable for exercise in any country or jurisdiction in the administration or management of the business of the Corporation, or the defense or enforcement of its rights, even though such powers be herein provided or directed to be exercised by a designated officer of the Corporation, or by the Board of Directors. The act of the Board of Directors in conferring any such powers upon, or delegating the same to, any attorney-in-fact shall be conclusive evidence in favor of any third person of the right of the Board of Directors so to confer or delegate such powers; and the exercise by any attorney-in-fact of any powers so conferred or delegated shall in all respects be binding upon the Corporation.

     SECTION 15. Additional Powers and Duties. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as may be provided by these Bylaws or as the Board of Directors may, from time to time, determine, or as may be assigned to them by any competent superior officer.

     SECTION 16. Compensation. The compensation of all officers of the Corporation shall be fixed, from time to time, by the Board of Directors.

     SECTION 17. Designated Positions and Titles. The Chief Executive Officer may, from time to time, designate employees ("Designated Employees") to serve in such designated capacities for the Corporation and to hold such nominal titles (such as a designated officer of a group, division or of another area of the business affairs of the Corporation) as the Chief Executive Officer may deem appropriate. No individual designated pursuant to this Section 17 shall, by reason of such designation, become an officer of the Corporation. Each Designated Employee shall perform such duties and shall have such authority as shall be delegated to him from time to time by the Chief Executive Officer. Any title granted to any Designated Employee pursuant to this Section 17 may be withdrawn, with or without cause, at any time by the Chief Executive Officer, and any duty or authority delegated to any Designated Employee pursuant to this
Section 17 may be withdrawn, with or without cause, at any time by the Chief Executive Officer.

                           ARTICLE VI

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     SECTION 1. Indemnified Parties. Every person (and the heirs and personal representatives of such person) who is or was a director, officer, employee or agent of the Corporation, or of any other corporation, partnership, joint venture, trust or other enterprise in which he served as such at the request of the Corporation, shall be indemnified by the Corporation in accordance with the provisions of this Article VI against any and all liability and expense (including, without limitation, counsel fees and disbursements, and amounts of judgments, fines or penalties against, or amounts paid in settlement by, a director, officer, employee or agent) actually and reasonably incurred by him in connection with or resulting from any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative or in connection with any appeal relating thereto, in which he may become involved, as a party or otherwise, or with which he may be threatened, by reason of his being or having been a director, officer, employee or agent of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or omitted by him in his capacity as such director, officer, employee or agent whether or not he continues to be such at the time such liability or expense shall have been incurred.

     SECTION 2. Indemnification As of Right. Every person (and the heirs and personal representatives of such person) referred to in Section I of this Article VI, to the extent that such person has been successful on the merits or otherwise with respect to any claim, action, matter, suit or proceeding of the character described in Section 1, shall be entitled to indemnification as of right for expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 3. Indemnification Based on Review. Except as provided in Section 2 of this Article VI, upon receipt of a claim for indemnification hereunder, the Corporation shall proceed as follows, or as otherwise permitted by applicable law. If the claim is made by a director or officer of the Corporation, the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to the applicable action, suit or proceeding, shall determine whether the claimant met the applicable standard of conduct as set forth in Subsections (A) and (B) below. If such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, such determination shall be made by independent legal counsel (who may be the regular inside or outside counsel of the Corporation) in a written opinion. If such determination has not been made within 90 days after the claim is asserted, the claimant shall have the right to require that the determination be submitted to the shareholders at the next regular meeting of shareholders by vote of a majority of the shares entitled to vote thereon. If a claim is made by a person who is not a director or officer of the Corporation, the Chief Executive Officer and the general counsel of the Corporation shall determine, subject to applicable law, the manner in which there shall be made the determination as to whether the claimant met the applicable standard of conduct as set forth in Subsections (A) and (B) below. In the case of each claim for indemnification, the Corporation shall pay the claim to the extent the determination is favorable to the person making the claim.

     (A) In the case of a claim, action, suit or proceeding other than by or in the right of the Corporation to procure a judgment in its favor, the director, officer, employee or agent must have acted in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, any director seeking indemnification must not have been adjudged liable on the basis that any personal benefit was received by him. For the purpose of this Subsection (A), the termination of any claim, action, suit or proceeding, civil, criminal or administrative, by judgment, order, settlement (either with or without court approval) or conviction, or upon a plea of guilty or nolo contenders or its equivalent, shall not create a presumption that a director, officer, employee or agent did not meet the standards of conduct set forth in this Subsection.

     (B) In the case of a claim, action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor, the director, officer, employee or agent must have acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification under this Subsection (B) shall be made (1) with regard to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper, or
(2) for amounts paid, or expenses incurred, in connection with the defense or settlement of any such claim, action, suit or proceeding, unless a court of competent jurisdiction has approved indemnification with regard to such amounts or expenses.

     SECTION 4. Advances. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in
Section 1 of this Article VI shall be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it shall be ultimately determined that he is not entitled to indemnification under this Article VI.

     SECTION 5. General. The rights of indemnification and advancement of expenses provided in this Article VI shall be in addition to any rights to which any such director, officer, employee or other person may otherwise be entitled by contract or as a matter of law. Each person who shall act as a director, officer, employee or agent of the Corporation or of any other corporation referred to in Section 1 of this Article VI, shall be deemed to be doing so in reliance upon the right of indemnification provided for in this Article VI, and this Article VI constitutes a contract between the Corporation and each of the persons from time to time entitled to indemnification hereunder, and the rights of each such person hereunder may not be modified without the consent of such person.

                           ARTICLE VII

                   STOCK AND TRANSFER OF STOCK

     SECTION 1. Direct Registration of Shares. The Corporation may, with the Board of Directors' approval, participate in a direct registration system approved by the Securities and Exchange Commission and by the New York Stock Exchange or any securities exchange on which the stock of the Corporation may from time to time be traded, whereby shares of capital stock of the Corporation may be registered in the holder's name in uncertificated, book-entry form on the books of the Corporation.

     SECTION 2. Stock Certificates. Except in the case of shares represented in book-entry form under a direct registration system contemplated in Section 1 of this Article VII, every shareholder shall be entitled to a certificate signed by the Chairman, the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him in the Corporation and that those shares are fully paid and non-assessable. Where any such certificate is countersigned by either a Transfer Agent or a Registrar (other than the Corporation or one of its employees) designated by the
Corporation for that purpose, any other signature on such certificate may be a facsimile, engraved, stamped or printed. In case any person who served as any such officer shall have signed any such certificate or whose facsimile signature shall have been placed thereon shall have ceased to hold such office prior to the issue of such certificate, such certificate may be issued at the direction of the Corporation with the same effect as if such person held such office at the date of the issue of such certificate.

     SECTION  3.  Transfer Agents and Registrars.  The  Board  of
Directors may, in its discretion, appoint responsible banks or trust companies in such city or cities as the Board may deem advisable, from time to time, to act as Transfer Agents and Registrars of the stock of the Corporation; and, upon such appointments being made, no stock certificate shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

     SECTION 4. Transfer of Stock. Except in the case of shares represented in book-entry form under a direct registration system contemplated in Section 1 of this Article VII, shares of stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment, in writing on the back of the certificates or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

     SECTION 5. Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors or the Executive Committee, in its discretion, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar; provided, that, in each such case, the applicant for a substitute certificate shall furnish to the Corporation, or to its Transfer Agents and Registrars, satisfactory evidence of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by any of such parties.


                          ARTICLE VIII

                          MISCELLANEOUS


     SECTION 1. Inspection of Books and Records. The Board of Directors shall have power to determine which accounts, books and records of the Corporation shall be opened to the inspection of shareholders, except those as may by law specifically be made open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection. Without the prior approval of the Board of Directors in its discretion, the right of inspection set forth in Section 14-2-1602(c) of the Georgia Business Corporation Code shall not be available to any shareholder owning two percent or less of the shares outstanding.

     SECTION 2.  Fiscal Year.  The fiscal year of the Corporation
shall     end on the Saturday closest to December 31.  The quarterly
periods  shall  be  on a 13 week basis ending  on  a  Saturday     .

     SECTION 3. Surety Bonds. Such officers or agents of the Corporation as the Board of Directors may direct, from time to time, shall be bonded for the faithful performance of their duties, in such amounts and by such surety companies as the Board of Directors may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

     SECTION 4. Signature of Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors.

     SECTION 5. Conflict with Articles of Incorporation. In the event that any provision of these Bylaws conflicts with any provision of the Articles of Incorporation, the Articles of Incorporation shall govern.

     SECTION 6. Election of Certain Provisions of Georgia Business Corporation Code. All requirements and provisions of Parts 2 and 3 of Article 11 of the Georgia Business Corporation Code, as may be in effect from time to time, including any successor statutes, shall be applicable to any "business combination" (as respectively defined in Parts 2 and 3 of such Article 11) of the Corporation.

                           ARTICLE IX

                           AMENDMENTS


     Subject to the provisions of the Georgia Business Corporation Code, the Board of Directors shall have the power to alter, amend or repeal these Bylaws or to adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted, by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors. Action by the directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of all of the directors then in office. Except as provided in the Articles of Incorporation, action by the shareholders with respect to the Bylaws shall be taken by an affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting as a separate voting group.

      The undersigned Secretary of Georgia-Pacific Corporation, a
Georgia corporation, hereby certifies that the foregoing is a true and complete copy of the Bylaws of the said Corporation, as at present in full force and effect.

       Witness  the hand of the undersigned and the seal  of  the
said Corporation this     23rd      day of     July    , 1999.



                                        /s/ Kenneth F. Khoury
                                        Kenneth F. Khoury
                                         Vice  President,  Deputy
                                            General Counsel and
                                            Secretary
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